EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

CVS Corporation:

We consent to the incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766, 333-91253 and 333-63664 on Form S-8 of CVS Corporation of our reports dated March 14, 2006, with respect to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 31, 2005 and January 1, 2005, and the related consolidated statement of operations, shareholders’ equity and cash flows for the fifty-two week periods ended December 31, 2005 and January 1, 2005, and the fifty-three week period ended January 3, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of CVS Corporation.

/s/ KPMG LLP
KPMG LLP

Providence, Rhode Island

March 14, 2006